Ex. (n)

BOFA FUNDS SERIES TRUST

FORM OF RULE 18f-3 MULTI-CLASS PLAN

I. Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares in the investment portfolios (the “Funds”) of BofA Funds Series Trust (the “Trust”). Among other things, this Plan identifies expenses that may be allocated to a particular class of shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class. In addition, this Plan sets forth the maximum initial sales loads, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder services and transfer agency fees, if any, applicable or allocated to each class of shares of the Trust.

The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933 (Registration Nos. 333-163352 and 811-22357). The Trust offers multiple classes of shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan.

Each Fund and the classes of shares representing interests in the Fund it is authorized to issue are set forth in Schedule A. Schedule A may be updated by Officers of the Trust from time to time as necessary to reflect the current classes and Funds offered by the Trust.

II. Allocation of Expenses.

A. Pursuant to Rule 18f-3, the Trust shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1 (“Distribution Plan”) and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares (“Shareholder Servicing Plan”).

B. In addition, pursuant to Rule 18f-3, the Trust may allocate to a particular class of shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of shares:

(i)	transfer agency fees and expenses identified by the transfer agent or the Officers as being fees and expenses that relate to such class of shares;

(ii)	printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies that relate to such class of shares;

(iii)	blue sky registration or qualification fees that relate to such class of shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of shares;

(v)	expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

(vi)	litigation or other legal expenses that relate to such class of shares;

(vii)	fees of the Trustees of the Trust incurred as a result of issues that relate to such class of shares;

(viii)	independent accountants’ fees that relate to such class of shares; and

(ix)	any other fees and expenses that relate to such class of shares.

Notwithstanding the foregoing, the Trust may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class, except that the Trust may cause a class to pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract of the Fund to the different investment performance of each class.

C. For all purposes under this Plan, fees and expenses “that relate to” a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The Officers of the Trust shall have the authority to determine whether any or all of the fees and expenses described in Section II.B. should be allocated to a particular class of shares. The Board of Trustees will monitor any such allocations to ensure that they comply with the requirements of this Plan.

D. Income and any expenses of the Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund, excluding the value of subscriptions receivable (the “Settled Shares Method”). The Funds are identified on Schedule A hereto.

Realized and unrealized capital gains and losses of the Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund (the “Relative Net Assets Method”).

E. Transfer agency fees and expenses of each such Fund shall be allocated to all classes of the Fund on the basis of the net assets of each such class in relation to the net assets of all other classes of the Fund.

F. In certain cases, a Fund’s advisor or sub-advisor or other service provider may waive or reimburse all or a portion of the expenses of a specific class of shares of the Fund. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

III. Class Arrangements.

The following summarizes the maximum initial sales loads, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder services and transfer agency fees, if any, applicable or allocated to each class of shares of the Trust. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

A.	Capital Class Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: None

4.	Maximum Shareholder Servicing Fees: None

5.	Conversion Features/Exchange Privileges: Capital Class Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: Capital Class Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

B.	Liquidity Class Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.

Maximum Annual Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Liquidity Class Shares of each Fund may be reimbursed for certain expenses incurred in connection with the distribution of Liquidity Class Shares. Such reimbursement payments may not exceed 0.25%, on an annual basis, of the average daily net assets of such shares. In addition, the Distribution Plan permits the Liquidity Class Shares of each Fund to pay CMD up to 0.25%, on an annual basis, of the average daily net assets of such shares which CMD can use to compensate financial institutions that provide administrative and/or distribution services to the holders of Liquidity Class Shares. To the extent that any Liquidity Class Shares of a Fund reimburse expenses or make payments pursuant to the Distribution Plan and/or their separate shareholder servicing plan for Liquidity Class Shares, the total of such reimbursements and payments may not exceed, on an annual basis, 0.25% of the average daily net assets of any such Fund’s Liquidity Class Shares.

4.	Maximum Annual Shareholder Servicing Fees: 0.25% of the average daily net assets of the Liquidity Class Shares of each Fund.

5.	Conversion Features/Exchange Privileges: Liquidity Class Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: Liquidity Class Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

C.	Adviser Class Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Annual Shareholder Servicing/Rule 12b-1 Distribution Fees: Pursuant to a Shareholder Servicing Plan, Adviser Class Shares of each Fund may pay shareholder servicing fees of up to 0.25%, on an annual basis, of the average daily net assets of such shares. The Adviser Class Shareholder Servicing Plan provides that, to the extent any portion of the fees payable under the Plan is deemed to be primarily for distribution-related services, such fees are deemed approved pursuant to the Shareholder Servicing Plan and Rule 12b-1.

4.	Conversion Features/Exchange Privileges: Adviser Class Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

5.	Other Shareholder Services. Adviser Class Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

D.	Trust Class Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: None

4.	Maximum Shareholder Administration Fees: Pursuant to a Shareholder Administration Plan, Trust Class Shares of each Fund may pay shareholder administration fees of up to 0.10% of the average daily net assets of such shares.

5.	Conversion Features/Exchange Privileges: Trust Class Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: Trust Class Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

E.	Institutional Class Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: None

4.	Maximum Shareholder Administration Fees: Pursuant to a Shareholder Administration Plan, Institutional Class Shares of each Fund may pay shareholder administration fees of up to 0.04% of the average daily net assets of such shares.

5.	Conversion Features/Exchange Privileges: Institutional Class Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: Institutional Class Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

F.	Investor Class Shares

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Investor Class Shares of each Fund may pay distribution fees of up to 0.10% of the average daily net assets of such shares.

4.	Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Investor Class Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

5.	Conversion Features/Exchange Privileges: Investor Class Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: Investor Class Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

G.	Daily Class Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Daily Class Shares of each Fund may pay distribution fees of up to 0.35% of the average daily net assets of such shares.

4.	Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Daily Class Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

5.	Conversion Features/Exchange Privileges: Daily Class Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: Daily Class Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

H.	Class Z Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: None

4.	Maximum Shareholder Servicing Fees: None

5.	Conversion Features/Exchange Privileges: Class Z Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: Class Z Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

I.	Class A Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Class A Shares of each Fund may pay distribution fees of up to 0.10% of the average daily net assets of such shares.

4.	Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Class A Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

5.	Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: Class A Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

J.	Class B Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 5.00% if redeemed within one year of purchase, declining to 1.00% in the sixth year after purchase and eliminated thereafter.

3.	Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Class B Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

4.	Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Class B Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

5.	Maximum Shareholder Administration Fees: Pursuant to a Shareholder Administration Plan, Class B Shares of each Fund may pay shareholder administration fees of up to 0.10% of the average daily net assets of such shares.

6.	Conversion Features/Exchange Privileges: Class B Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

7.	Other Shareholder Services: Class B Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

K.	Class C Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% if redeemed within one year of purchase and eliminated thereafter.

3.	Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Class C Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

4.	Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Class C Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

5.	Maximum Shareholder Administration Fees: Pursuant to a Shareholder Administration Plan, Class C Shares of each Fund may pay shareholder administration fees of up to 0.10% of the average daily net assets of such shares.

6.	Conversion Features/Exchange Privileges: Class C Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

7.	Other Shareholder Services: Class C Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

L.	G-Trust Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: None

4.	Conversion Features/Exchange Privileges: G-Trust Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

5.	Other Shareholder Services: G-Trust Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

M.	Retail A Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: None

4.	Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Retail A Shares of each Fund may pay shareholder servicing fees as follows:

(a)	Columbia Government Plus Reserves, Columbia New York Tax-Exempt Reserves and Columbia Connecticut Municipal Reserves: up to 0.10% of the average daily net assets of such shares.

(b)	Columbia Money Market Reserves: up to 0.07% of the average daily net assets of such shares.

(c)	Columbia Government Reserves and Columbia Tax-Exempt Reserves: up to 0.09% of the average daily net assets of such shares.

(d)	Columbia Massachusetts Municipal Reserves: up to 0.08% of the average daily net assets of such shares.

5.	Conversion Features/Exchange Privileges: G-Trust Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

6.	Other Shareholder Services: G-Trust Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

N.	Marsico Shares.

1.	Maximum Initial Sales Load: None

2.	Contingent Deferred Sales Charge: None

3.	Maximum Rule 12b-1 Distribution Fees: None

4.	Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Marsico Shares of a Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

5.	Maximum Shareholder Administration Fees: Pursuant to a Shareholder Administration Plan, Marsico Shares of a Fund may pay shareholder administration fees of up to 0.10% of the average daily net assets of such shares.

6.	Conversion Features/Exchange Privileges: Marsico Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

1.	Other Shareholder Services: Marsico Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of such Fund.

IV. Board Review.

The Board of Trustees of the Trust shall review this Plan, including the application of the Settled Shares Method and Relative Net Assets Method to the Funds, as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:                                                  [December     , 2009]

Schedule A

Funds and Authorized Classes of Shares

The Funds are authorized to issue those classes of shares representing interests in the Funds as denoted by an “X” in the following table:

	Class A Shares	Class B Shares	Class C Shares	Class Z Shares	Daily Class Shares	Investor Class Shares	Trust Class Shares	Marsico Shares	G Trust Shares	Retail A Shares	Liquidity Class Shares	Capital Class Shares	Institutional Class Shares	Adviser Class Shares
Columbia California Tax-Exempt Reserves					X	X	X				X	X	X	X
Columbia Cash Reserves	X	X	X	X	X	X	X	X			X	X	X	X
Columbia Daily Cash Reserves							X
Columbia Government Reserves	X				X	X	X		X	X	X	X	X	X
Columbia Money Market Reserves						X	X		X	X	X	X	X	X
Columbia Municipal Reserves				X	X	X	X				X	X	X	X
Columbia New York Tax-Exempt Reserves	X				X		X		X	X		X	X	X
Columbia Tax-Exempt Reserves	X				X	X	X		X	X	X	X	X	X
Columbia Treasury Reserves	X				X	X	X				X	X	X	X
Columbia Government Plus Reserves							X		X	X	X	X	X	X

	Class A Shares	Class B Shares	Class C Shares	Class Z Shares	Daily Class Shares	Investor Class Shares	Trust Class Shares	Marsico Shares	G Trust Shares	Retail A Shares	Liquidity Class Shares	Capital Class Shares	Institutional Class Shares	Adviser Class Shares
Columbia Connecticut Municipal Reserves									X	X
Columbia Massachusetts Municipal Reserves									X	X